Exhibit 99.1

SmartPros Releases Year-end 2010 Financial Results

Dividend Increased 25%

Annual Meeting Set for June 23, 2011

FOR IMMEDIATE RELEASE — HAWTHORNE, N.Y. — March 10, 2011 — SmartPros Ltd. (Nasdaq:SPRO), a leader in the field of accredited professional education and corporate training, today reported results for the fiscal year ending December 31, 2010. A conference call to discuss earnings is scheduled for Friday, March 11, at 8:30 a.m. ET.

For the year ending December 31, 2010, compared to 2009:

•	Net revenue of $17.62 million, compared to $19.27 million
•	Operating loss of $146,000, compared to operating income of $381,000
•	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) of $961,000, compared to $1.42 million
•	Net loss of $129,000 or $0.03 per share, compared net income of $399,000, or $0.08 per diluted share

RECONCILIATION OF NET INCOME TO EBITDA	DECEMBER 31,

	2010	2009

Net (loss) income	$(129,292)	$398,683

Income tax provision	19,509	7,408
Depreciation and amortization	1,127,439	1,052,151
Interest and dividend income, (net)	(57,037)	(33,768)

EBITDA	$960,619	$1,424,474

As of December 31, 2010, the Company had approximately $7.0 million in cash and cash equivalents, $5.5 million in deferred revenue, stockholders’ equity of $12.3 million, and no debt.

“Although we are not happy with our full-year results, we feel we closed the year strong and made good progress from where we stood at the end of the third quarter,” said Allen Greene, Chairman and CEO of SmartPros. “Although revenue was down considerably for the year, we still generated close to $1 million in EBITDA through expense management. When you take a closer look at our revenue breakdown you’ll see overall revenues are off from last year primarily due to the consultative areas of our business. Our Skye Multimedia division, which had an outstanding year in 2009, generated only $1.08 million in revenue in 2010 year as compared to $2.87 million in 2009.”

Greene continued: “However, we feel our continuing positive EBITDA performance and cash growth show that we are in a strong position when the economy turns. Our business lags the economy’s performance as we didn’t feel the effects of the economic downturn until about a year after it was affecting other companies. As a result we believe our business may similarly lag the recovery. As is typical, we will continue to have quarterly seasonality due to the nature of our business.”

“In addition, based on our strong cash position and EBITDA results for 2010, the Board has declared another quarterly dividend, increasing it by 25% to $.0125 per share payable on April 4, 2011, to shareholders of record on March 24, 2011. While we hope to continue to make quarterly dividends, we must caution that any future dividend will be affected by our results and by our ongoing requirement for cash to make acquisitions, which continues to be our primary goal.”

Further, the Board has set April 25, 2011, as the record date for its next Annual Meeting of Stockholders, which will be held at the Comfort Inn in Hawthorne, N.Y., on June 23, 2011, at 11:00 a.m. ET.

SmartPros will host a teleconference tomorrow morning, Friday, March 11, beginning at 8:30 a.m. ET, and invites all interested parties to join management in a discussion regarding the company’s financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing 1-877-941-2332. A replay of the call will be available on the company’s Web site at http://ir.smartpros.com.

About SmartPros
Founded in 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education and corporate training. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, financial services, banking, engineering, legal, ethics and compliance, and information technology. SmartPros is a leading provider of professional education products to Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM, video and live seminars and events. Our subscription libraries feature hundreds of course titles and 2,300+ hours of accredited education. SmartPros’ proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals serving more than one million ads and distributing more than 200,000 subscriber email newsletters each month. SmartPros’ network of Web sites averages more than 900,000 monthly visits, serving a user base of more than one million profiled members. Visit: www.smartpros.com

Safe Harbor Statement
Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments, that the Company expects, believes or anticipates will or may occur in the future. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission. Specifically, results reported within this press release should not be considered an indication of future performance.

For More Information, Please Contact:
SmartPros Ltd.
Shane Gillispie
VP Marketing Services & eCommerce
914-829-4974
shanegillispie@smartpros.com

SEE ATTACHED CONSOLIDATED BALANCE SHEETS AND STATEMENTS OF OPERATIONS

Consolidated Balance Sheets

December 31,	2010	2009

Assets

Current Assets:
Cash and cash equivalents	$7,007,541	$6,720,649
Accounts receivable, net of allowance for doubtful accounts of $39,051 and $39,627 at December 31, 2010 and 2009, respectively	2,149,067	2,700,111
Prepaid expenses and other current assets	391,136	260,357

Total Current Assets	9,547,744	9,681,117

Property and Equipment, net	717,428	608,850
Goodwill	3,375,257	3,375,257
Other Intangibles, net	3,891,858	4,421,749
Other Assets, including restricted cash of $75,000 and $150,000, respectively	85,626	160,626
Deferred Tax Asset	1,290,000	1,250,924
Investment in Joint Venture, at cost	3,867	14,755

Total Assets	$18,911,780	$19,513,278

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$722,683	$776,059
Accrued expenses	391,624	446,929
Deferred revenue	5,514,388	5,299,450

Total Current Liabilities	6,628,695	6,522,438

Long-Term Liabilities:
Other liabilities	32,901	23,187

Total Long-Term Liabilities	32,901	23,187

Total Liabilities	6,661,596	6,545,625

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock, $.001 par value; 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.0001 par value; 30,000,000 shares authorized, 5,561,100 and 5,562,100 shares issued as of December 31, 2010 and 2009, respectively, and 4,873,826 and 5,076,305 shares outstanding as of December 31, 2010 and 2009, respectively	556	556
Common stock in treasury, at cost - 687,274 and 485,795 shares as of December 31, 2010 and 2009, respectively	(2,122,488)	(1,536,782)
Additional paid-in capital	17,607,921	17,610,392
Accumulated deficit	(3,235,805)	(3,106,513)

Total Stockholders’ Equity	12,250,184	12,967,653

Total Liabilities and Stockholders’ Equity	$18,911,780	$19,513,278

Consolidated Statements of Income

Years Ended December 31,	2010	2009

Net Revenues	$17,623,417	$19,274,533
Cost of Revenues	8,047,614	9,146,145

Gross Profit	9,575,803	10,128,388

Operating Expenses:
Selling, general and administrative	8,594,296	8,694,779
Depreciation and amortization	1,127,439	1,052,151

Total Operating Expenses	9,721,735	9,746,930

Operating (loss) Income	(145,932)	381,458

Other Income (Expense):
Interest and dividend income, net	57,037	33,768
Loss from joint venture	(20,888)	(9,135)

Total Other Income	36,149	24,633

(Loss) income before Income Taxes	(109,783)	406,091
Provision for Income Taxes	(19,509)	(7,408)

Net (Loss) income	$(129,292)	$398,683

Net (loss) income per Common Share:
Basic net (loss) income per common share	$(0.03)	$0.08

Diluted net (loss) income per common share	$(0.03)	$0.08

Weighted Average Number of Common Shares Outstanding:
Basic	4,946,058	5,043,045

Diluted	4,946,058	5,101,668